UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information ("Unaudited Pro Forma Financial Information") has been prepared based on the historical audited consolidated financial statements of Sphere 3D Corp. ("Sphere") and Cathedra Bitcoin Inc. ("Cathedra"), as indicated below, and is intended to provide information about how the acquisition of Cathedra by Sphere in a stock-for-stock transaction (the "Arrangement") would have affected Sphere's historical financial statements. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in Sphere's Current Report on Form 8-K filed on June 3, 2026 (the "8-K").

The unaudited pro forma condensed combined balance sheet ("Unaudited Pro Forma Balance Sheet") as of March 31, 2026 gives effect to the Arrangement as if it occurred on March 31, 2026 and combines the historical balance sheets of Sphere and Cathedra as of such date. The unaudited pro forma condensed combined statement of operations ("Unaudited Pro Forma Statement of Operations") for the year ended December 31, 2025 and the three months ended March 31, 2026 combines the historical audited consolidated statement of operations of Sphere and the historical audited consolidated income statement of Cathedra for the year ended December 31, 2025, and the historical unaudited condensed consolidated statement of operations of Sphere and the historical unaudited condensed consolidated interim statement of Cathedra for the three months ended March 31, 2026, as if the Arrangement had occurred on January 1, 2025.

The Unaudited Pro Forma Financial Information has been prepared based on, and should be read in conjunction with:

  the historical audited consolidated financial statements of Sphere for the year ended December 31, 2025, included in Sphere's Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") on March 27, 2026;

  the historical unaudited condensed consolidated financial statements of Sphere for the three months ended March 31, 2026, included in Sphere's quarterly report on Form 10-Q filed with the SEC on May 15, 2026;

  the historical audited consolidated financial statements of Cathedra for the year ended December 31, 2025, included in the 8-K;

  the historical unaudited consolidated financial statements of Cathedra for the three months ended March 31, 2026, included in the 8-K;

  the accompanying notes to the Unaudited Pro Forma Financial Information; and

  other information relating to Sphere and Cathedra contained in Sphere's Proxy Statement on Schedule 14A filed with the SEC on April 16, 2026 (the "Proxy Statement"). See the section titled "Additional Information" of the Proxy Statement.

The Unaudited Pro Forma Financial Information is presented for informational purposes only. The information has been prepared in accordance with Article 11 of Regulation S-X, as amended by Release No. 33-10786 "Amendments to Financial Disclosures about Acquired and Disposed Businesses," using the assumptions set forth in the notes to the Unaudited Pro Forma Financial Information. The Arrangement will be recorded as a business combination using the acquisition method of accounting under United States generally accepted accounting principles ("GAAP"). See section titled "The Arrangement—Accounting Treatment" of the Proxy Statement. Sphere, as the accounting acquirer, will record the acquired assets and assumed liabilities of Cathedra at their fair values as of the acquisition date. Sphere and Cathedra have determined a preliminary estimated purchase price calculated as described in Note 2 to the Unaudited Pro Forma Financial Information. The Unaudited Pro Forma Financial Information is not necessarily indicative of the financial position and results of operations that actually would have been achieved had the Arrangement occurred as of the dates indicated herein, nor do they purport to project the future financial position and operating results of the Combined Company. The Unaudited Pro Forma Financial Information also does not reflect the costs of any integration activities or cost savings or synergies expected to be achieved as a result of the Arrangement, which are described in the section titled "The Arrangement—Sphere's Reasons for the Arrangement" of the Proxy Statement, and, accordingly, does not attempt to predict or suggest future results.

The Unaudited Pro Forma Financial Information is based on the assumptions and adjustments that are described in the accompanying notes. The Unaudited Pro Forma Financial Information and pro forma adjustments have been prepared based on preliminary estimates of fair value of acquired assets and liabilities assumed. Differences between these preliminary estimates and the final acquisition accounting are likely to occur and these differences could be material. The actual amounts recorded as of the completion of the Arrangement may also differ materially from the information presented in the Unaudited Pro Forma Financial Information as a result of, among other factors, the amount of cash used in operations between the signing of the Arrangement and the closing of the Arrangement, completion of the fair value analysis of the Sphere Series I Preferred Stock, acquired assets and liabilities assumed and other changes in Sphere's and Cathedra's assets and liabilities that occur prior to the completion of the Arrangement.

The Unaudited Pro Forma Financial Information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies, if any.

The Transaction Accounting Adjustments represent management of Sphere's ("Sphere Management") best estimates and are based upon currently available information and certain assumptions that Sphere Management believes are reasonable and supportable. As the Unaudited Pro Forma Financial Information has been prepared based on these assumptions, the final amounts recorded may differ materially from the information presented herein.

Sphere has elected not to present Sphere Management's adjustments, which depict synergies and dis-synergies of the Arrangement, and will only be presenting transaction accounting adjustments in the Unaudited Pro Forma Financial Information. Therefore, the Unaudited Pro Forma Statement of Operations does not include the effects of the costs associated with any integration or restructuring activities resulting from the Arrangement, as they are nonrecurring in nature. In addition, the Unaudited Pro Forma Financial Information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Arrangement.

Given Sphere's history of net losses and full valuation allowance on its net deferred tax assets, the pro forma adjustments to the Unaudited Pro Forma Statement of Operations resulted in no income tax adjustment to the pro forma financials.

Additionally, as discussed in Note 3, certain reclassifications were made to conform the historical presentation of Cathedra's consolidated financial statements to that of Sphere's financial statement presentation. The accounting policies used in the preparation of the Unaudited Pro Forma Financial Information are those set out in Sphere's audited financial statements for the year ended December 31, 2025. Sphere Management conducted a preliminary evaluation of accounting policies used by Cathedra compared to accounting policies used by Sphere and identified certain adjustments as described below. Following the completion of the Arrangement, Sphere will conduct a comprehensive review of Cathedra's accounting policies, and as a result of that review, Sphere may identify differences which may have a material impact on the Unaudited Pro Forma Financial Information.

Sphere 3D Corp

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(in thousands)

As of March 31, 2026

	Historical					Pro Forma
	Sphere 3D	Cathedra	Cathedra	Adjustments	Cathedra	Transaction
	in GAAP USD	in IFRS CAD	in IFRS USD	to GAAP USD	in GAAP USD	Accounting Adjustments	Notes	Combined Results
Assets			3.B	3.C
Current Assets:
Cash and cash equivalents	$3,145	$326	$234	$-	$234	$-		$3,379
Digital currencies	1,785	381	273	1	274	-		2,059
Trade and other receivables	-	1,197	859	-	859			859
Due from related parties	-	45	32	-	32	-		32
Other current assets	1,794	1,734	1,244	-	1,244	(471)	3.D	2,567
Total current assets	6,724	3,683	2,642	1	2,643	(471)		8,896

Property and equipment, net	13,552	5,990	4,296	641	4,937	-		18,489
Deposits	-	2,334	1,674	-	1,674	-		1,674
Goodwill	-	15,674	11,242	-	11,242	(15,479)	3.E	2,558
						7,266	2
						(471)	2
Intangible assets, net	1,238	-	-	-	-	-		1,238
Right-of-use assets	-	1,201	862	-	862	-		862
Investments	-	1,116	800	-	800			800
Other non-current assets	225	894	641	(641)	-	-		225
Total assets	$21,739	$30,892	$22,157	$1	$22,158	$(9,155)		$34,742

Liabilities and Shareholders' Equity			3.B	3.C
Current liabilities:
Accounts payable	$197	$3,071	$2,203	$(1,382)	$821	$2,218	3.F	$3,236
Accrued liabilities	$693	-	-	1,382	1,382	-		2,075
Due to related parties	-	1,146	822	(400)	422	-		422
Accrued payroll and employee compensation	836	-	-	400	400	490	3.G	1,726
Income tax payable	-	247	177	-	177	-		177
Contract liabilities	-	544	390	-	390	-		390
Customer liabilities	-	2,938	2,107	-	2,107	(471)	3.D	1,636
Current portion of lease liabilities	-	86	61	-	61	-		61
Total current liabilities	1,726	8,032	5,760	-	5,760	2,237		9,723

Lease liabilities	-	1,281	919	-	919	-		919
Total liabilities	1,726	9,313	6,679	-	6,679	2,237		10,642

Temporary equity	18	-	-	-	-	-		18

Shareholders' equity:
Preferred shares - Sphere 3D Corp.						2,677	2	2,677
Common shares - Sphere 3D Corp.	504,215					4,589	2	509,539
						735	3.H
Common shares - Cathedra		22,649	16,245	-	16,245	(16,245)	3.E	-
Accumulated other comprehensive loss	(1,811)	2,855	2,048	(1,053)	(126)	126	3.E	(1,811)
				(1,121)
Accumulated deficit	(482,409)	(9,344)	(6,702)	1,053	(4,527)	4,527	3.E	(486,323)
				1,121
				1		(471)	2
						(735)	3.H
						(490)	3.G
						(2,218)	3.F
Reserves	-	4,606	3,304	-	3,304	(3,304)	3.E	-
Contributed surplus	-	813	583	-	583	(583)	3.E	-
Shareholders' equity	19,995	21,579	15,478	1	15,479	(11,392)		24,082
Total liabilities, temporary equity, and shareholders' equity	$21,739	$30,892	$22,157	$1	$22,158	$(9,155)		$34,742

Sphere 3D Corp.

UNAUDITED CONDENSED COMBINED STATEMENT OF OPERATIONS

(in thousands, except share and per share data)

For the Three Months Ended March 31, 2026

	Historical					Pro Forma
	Sphere 3D	Cathedra	Cathedra	Adjustments	Cathedra
	in GAAP USD	in IFRS CAD	in IFRS USD	in GAAP USD	in GAAP USD	Transaction Accounting Adjustments	Notes	Combined Results
Revenues:			3.B	3.C
Total revenues	$1,916	$3,654	$2,662	$1	$2,663	$(920)	3.D	$3,659
Operating costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown below)	1,603	3,545	2,583	-	2,583	(920)	3.D	3,266
General and administrative	2,451	2,678	1,951	-	1,951	(46)	3.H	3,128
						(1,228)	3.F
Depreciation and amortization	1,145	485	353	-	353			1,498
Loss on disposal of property and equipment	241	-	-	-	-	-		241
Change in fair value of digital currencies	606	(4)	(3)	73	70	-		676
Total operating expenses	6,046	6,704	4,884	73	4,957	(2,194)		8,809
Loss from operations	(4,130)	(3,050)	(2,222)	(72)	(2,294)	1,274		(5,150)
Other income (expense):
Investment gain	-	-	-	66	66	-		66
Other income, net	25	-	-	-	-	-		25
Foreign exchange gain (loss)	-	710	517	(542)	(25)	-		(25)
Interest expense	-	(68)	(49)	-	(49)	-		(49)
Unrealized gain on investment		91	66	(66)	-	-		-
Net (loss) income before taxes	(4,105)	(2,317)	(1,688)	(614)	(2,302)	1,274		(5,133)
Provision for income taxes	1	89	65	-	65			66
Net (loss) from continuing operations	$(4,106)	$(2,406)	$(1,753)	$(614)	$(2,367)	$1,274		$(5,199)

Basic and diluted net loss per common share	$(1.18)	$(0.08)	$(0.06)		$(0.08)			$(0.82)
Weighted average number of common shares outstanding - basic and diluted	3,480,663	29,381,662	29,381,662		29,381,662	2,840,484	3.J	6,321,147

Sphere 3D Corp.

UNAUDITED CONDENSED COMBINED STATEMENT OF OPERATIONS

(in thousands, except share and per share data)

For the Year Ended December 31, 2025

	Historical					Pro Forma
	Sphere 3D	Cathedra	Cathedra	Adjustments	Cathedra
	in GAAP USD	in IFRS CAD	in IFRS USD	in GAAP USD	in GAAP USD	Transaction Accounting Adjustments	Notes	Combined Results
Revenues:			3.B	3.C
Total revenues	$11,181	$21,194	$15,143	($109)	$15,034	$(313)	3.D	25,902
Operating costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown below)	8,554	16,047	11,476	-	11,476	(313)	3.D	19,717
General and administrative	8,266	7,331	5,246	-	5,246	781	3.H	18,330
						3,430	3.F
						490	3.G
						117	3.I
Depreciation and amortization	6,878	4,784	3,421	-	3,421			10,299
Impairment of property and equipment	7,185	-	-	-	-	-		7,185
Loss on disposal of property and equipment	1,652	-	-	-	-	-		1,652

Impairment of goodwill and other assets	300	-	-	855	855	-		1,155
Change in fair value of digital currencies	345	(5)	(1)	(1,191)	(1,192)	-		(847)
Total operating expenses	33,180	28,157	20,142	(336)	19,806	4,505		57,491
Loss from operations	(21,999)	(6,963)	(4,999)	227	(4,772)	(4,818)		(31,589)
Other income (expense):
Investment gain	438	75	54	88	142	-		580
Other income, net	81	-	-	-	-	-		81
Foreign exchange gain (loss)	-	(2,228)	(1,587)	1,595	8	-		8
Interest expense	-	(672)	(479)	-	(479	-		(479)
Impairment of goodwill		(1,172)	(855)	855	-	-		-
Unrealized gain on investment		120	88	(88)	-	-		-
Gain on disposal of subsidiary	-	167	117	-	117	-		117
Gain on settlement of debt	-	693	495	-	495	-		495
Net (loss) income before taxes	(21,480)	(9,980)	(7,166)	2,677	(4,489)	(4,818)		(30,787)
Provision for income taxes	2	-	-	-	-			2
Net (loss) from continuing operations	$(21,482)	$(9,980)	$(7,166)	2,677	$(4,489)	$(4,818)		$(30,789)

Basic and diluted net loss per common share	$(7.37)	$(0.34)	$(0.25)		$(0.15)			$(5.35)
Weighted average number of common shares outstanding - basic and diluted	2,914,607	29,091,882	29,091,882		29,091,882	2,840,484	3.J	5,755,091

SPHERE 3D CORP.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(Expressed in U.S. Dollars)

1. BASIS OF PRESENTATION

After completion of the Arrangement, the consolidated financial statements of the consolidated entity will be prepared and presented in accordance with GAAP. The Unaudited Pro Forma Financial Information includes (all financial information is prepared in accordance with GAAP):

(a)	the Unaudited Pro Forma Balance Sheet as of March 31, 2026 combines (i) the unaudited condensed consolidated balance sheet of Sphere as of March 31, 2026, as included in Sphere's Quarterly Report on Form 10-Q filed with the SEC on May 15, 2026, and (ii) the unaudited consolidated balance sheet of Cathedra as of March 31, 2026, as included in the 8-K, giving effect to the Arrangement as if it had been completed on March 31, 2026;

(b)	the Unaudited Pro Forma Statement of Operations from continuing operations for the three months ended March 31, 2026 combines (i) the unaudited condensed consolidated statement of operations of Sphere, as included in Sphere's Quarterly Report on Form 10-Q filed with the SEC on May 15, 2026, and (ii) the unaudited consolidated statement of income or loss of Cathedra for the three months ended March 31, 2026, as included in the 8-K, giving effect to the Arrangement as if it had been completed on January 1, 2025; and

(c)	the Unaudited Pro Forma Statement of Operations from continuing operations for the year ended December 31, 2025 combines (i) the audited consolidated statement of operations of Sphere, as included in Sphere's Annual Report on Form 10-K filed with the SEC on March 27, 2026, and (ii) the audited consolidated statement of income or loss of Cathedra for the year ended December 31, 2025, as included in the 8-K, giving effect to the Arrangement as if it had been completed on January 1, 2025.

The Unaudited Pro Forma Financial Information should be read in conjunction with the historical consolidated financial statements and notes included therein of Sphere and Cathedra, as referred to above. Further review may identify differences between the accounting policies of Sphere and Cathedra that, when conformed, could have a material impact on the financial statements of Sphere, after the consummation of the Arrangement (the "Combined Company"). At this time, Sphere and Cathedra have made adjustments to align accounting policies and are not aware of any remaining accounting policy differences that would have a material impact on the Unaudited Pro Forma Financial Information of the Combined Company.

The Arrangement reflected in the Unaudited Pro Forma Financial Information has been prepared using the acquisition method of accounting in accordance with ASC 805, Business Combinations, under GAAP. Based on the definitions of control, Sphere is considered the legal and accounting acquirer. Under the acquisition method, the total estimated consideration is calculated as described in Note 2 to the Unaudited Pro Forma Financial Information. In accordance with the accounting guidance for business combinations, the assets acquired and liabilities assumed of Cathedra will be measured at their estimated fair values. The Unaudited Pro Forma Financial Information has accounted for Cathedra's assets and liabilities based on their historical amounts as no valuation has been completed at this time to determine their respective fair values.

It is Sphere Management's opinion that the Unaudited Pro Forma Financial Information includes all adjustments necessary for the fair presentation of the Arrangement described herein. The Unaudited Pro Forma Financial Information has been presented for informational purposes only and is not intended to reflect the results of operations or the financial position of Sphere which would have actually resulted had the Arrangement been effected on the dates indicated. Furthermore, the Unaudited Pro Forma Financial Information is not necessarily indicative of the results of operations that may be obtained in the future. Actual amounts recorded upon completion of the Arrangement will differ from those recorded in the Unaudited Pro Forma Financial Information and the differences may be material.

Certain amounts included herein have been subject to rounding adjustments. Accordingly, amounts shown as totals in certain tables may not be the arithmetic aggregation of the amounts that precede them.

2. ACQUISITION OF CATHEDRA

Sphere Management has estimated the preliminary consideration and has not yet completed an external valuation analysis of the fair market value of Cathedra's assets to be acquired and liabilities to be assumed. As a result, Sphere Management has estimated the allocation of the preliminary purchase price to Cathedra's assets and liabilities. This preliminary purchase price allocation has been used to prepare the pro forma adjustments in the Unaudited Pro Forma Balance Sheet. The final purchase price allocation will be determined when the final purchase price has been determined, the final assets and liabilities and any asset sales are known, and detailed valuations and any other studies and calculations deemed necessary have been completed. The final purchase price and purchase price allocation could differ materially from the preliminary purchase price and purchase price allocation used to prepare the pro forma adjustments resulting from changes to assets and liabilities and to the ultimate purchase consideration, and operations during the intervening period to the closing of the Arrangement, among other factors.

Pursuant to the terms of the Arrangement Agreement, Sphere issued 2,405,300 Sphere Common Shares and 1,387,117 Sphere Series I Preferred Stock (the "Series I Shares") to the shareholders of Cathedra to acquire 100% of the issued and outstanding common shares of Cathedra as well as Replacement Warrants and share-based awards. This preliminary purchase price is based on the aggregate number of shares of Sphere Common Shares outstanding at the closing of the Arrangement using $1.90, the fair value of the Sphere Common Shares as of May 29, 2026, the last business day prior to the closing of the Arrangement on June 1, 2026. The fair value of the Series I Shares was estimated using a market approach to estimate the equity value of Sphere and further adjusted for lack of marketability. This is a preliminary estimate and the actual fair value may differ upon completion of the formal valuation analysis. A preliminary accounting assessment was performed over Sphere Series I Shares to determine the balance sheet classification. The preliminary conclusion resulted in permanent equity classification, which is subject to further accounting assessment and may be subject to change at the time the accounting assessment is completed.

The following table summarizes the preliminary estimated consideration:

	Number of Shares issued	Estimated Fair Value Per Share of Sphere Common Share		Estimated Consideration (in thousands)
Sphere Series I Shares issued	1,387,117	$1.93		$2,677

Sphere Common Shares issued	2,405,300	$1.90	$4,570
Black-Scholes value of Cathedra Replacement Warrants	115,867	$0.16	$19
Total number of Sphere Common Shares issued or reserved for issuance	2,521,167			$4,589
Total Estimated Consideration				$7,266

3)	PRO FORMA ADJUSTMENTS

The adjustments reflect the acquisition method of accounting, which takes into account the total consideration transferred for Cathedra's assets and liabilities based on their historical amounts as no valuation has occurred at this time to determine their respective fair values.

A.	The preliminary estimated consideration transferred and assets acquired and liabilities assumed are recorded as follows (in thousands):

Cash and cash equivalents	$234
Digital currencies	274
Trade and other receivables	859
Due from related parties and other current assets	1,276
Property and equipment, net	4,937
Investments	800
Right of use assets	862
Deposits	1,674
Accounts payable, accrued expenses and other liabilities	(5,228)
Lease liabilities	(980)
Net assets acquired	$4,708
Preliminary estimated consideration	$7,266
Excess to be allocated to intangible assets and goodwill	$2,558

A final determination of fair value may differ materially from the preliminary estimates and will include Sphere Management's final valuation. The final valuation may change the calculation of consideration, which could affect the fair value assigned to the assets acquired and liabilities assumed and could result in a change to the Unaudited Pro Forma Financial Information.

B.	The Unaudited Pro Forma Financial Information is presented in U.S. dollars ("USD"), which is also the functional currency of Sphere. Since Cathedra's historical consolidated financial statements are presented in Canadian dollars ("CAD"), the historical financial information of Cathedra used in the Unaudited Pro Forma Financial Information has been translated into USD using the following historical CAD to USD exchange rates:

Period-end exchange rate as of March 31, 2026: $0.72 Average exchange rate for the three months ended March 31, 2026: $0.73 Average exchange rate for the year ended December 31, 2025: $0.71

C.	The effects of converting Cathedra's historical financial information from International Financial Reporting Standards as issued by the International Accounting Standards Board ("IFRS") Accounting Standards to GAAP have been estimated and included in the Unaudited Pro Forma Financial Information. Further adjustments may be identified.

Certain reclassifications were made to conform the historical presentation of Cathedra consolidated financial statements to that of Sphere's financial statement presentation as follows:

Presentation in Cathedra's IFRS Financial Statements	Presentation in Unaudited Pro forma Financial Information	As of and for the Three Months Ended March 31, 2026 (in thousands)	For the Year Ended December 31, 2025 (in thousands)
Prepaid expenses	Other current assets	$966
Other assets	Other current assets	$278
Trade payables and accrued liabilities	Accounts payable	$821
	Accrued expenses	$1,382
	Accrued payroll and employee compensation	$400
Revenues	Total revenues	$2,663	$15,034
Operating costs	Cost of revenue (exclusive of depreciation and amortization shown below)	$2,583	$11,476
Depreciation	Depreciation and amortization	$353	$3,421
Realized gain on sale of digital currencies	Change in fair value of digital currencies	$70	$(1,192)
Director fees	General and administrative	$47	$233
Management and consulting fees	General and administrative	$196	$1,821
Office and administration	General and administrative	$324	$811
Professional fees	General and administrative	$755	$1,034
Salaries and wages	General and administrative	$122	$659
Share-based compensation	General and administrative	$507	$639
Travel	General and administrative	$-	$49
Net finance costs	Interest expense	$(49)	$(479)
Other income	Investment gain	$-	$54
Impairment of goodwill	Impairment of goodwill and other assets	$-	$855
Unrealized gain on investment	Investment gain	$66	$88

The financial information below illustrates the impact of adjustments made to Cathedra's consolidated financial statements as prepared in accordance with IFRS, in order to present them on a basis consistent with the Sphere's accounting presentation in accordance with GAAP.

As of March 31, 2026

	Historical
	Cathedra	Cathedra	Adjustments		Adjustments		Cathedra
	in IFRS CAD	in IFRS USD	Reclassification		to GAAP		in GAAP USD
Assets		3.B	3.C		3.C
Current Assets:
Cash and cash equivalents	$326	$234	-		-		$234
Digital currencies	381	273	-		$1	3.C.1	274
Trade and other receivables	1,197	859	-		-		859
Due from related parties	45	32	-		-		32
Other current assets	1,734	1,244	-		-		1,244
Total current assets	3,683	2,642	-		1		2,643

Property and equipment, net	5,990	4,296	-		$641	3.C.2	4,937
Deposits	2,334	1,674	-		-		1,674
Goodwill	15,674	11,242	-		-		11,242
Right-of-use assets	1,201	862	-		-		862
Investments	1,116	800	-		-		800
Other non-current assets	894	641	-		(641)	3.C.2	-
Total assets	$30,892	$22,157	$-		$1		$22,158

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$3,071	$2,203	$(1,382)	3.C.3	-		$821
Accrued liabilities	-	-	1,382	3.C.3	-		1,382
Due to related parties	1,146	822	(400)	3.C.3	-		422
Accrued payroll and employee compensation	-	-	400	3.C.3	-		400
Income tax payable	247	177	-		-		177
Contract liabilities	544	390	-		-		390
Customer liabilities	2,938	2,107	-		-		2,107
Current portion of lease liabilities	86	61	-		-		61
Total current liabilities	8,032	5,760	-		-		5,760

Lease liabilities	1,281	919			-		919
Total liabilities	9,313	6,679	-		-		6,679

Shareholders' equity:
Common shares - Cathedra	22,649	16,245	-		-		16,245
Accumulated other comprehensive loss	2,855	2,048	-		(1,053)	3.C.4	(126)
					(1,121)	3.C.5
Accumulated deficit	(9,344)	(6,702)	-		1,053	3.C.4	(4,527)
					1,121	3.C.5
					1	3.C.1
Reserves	4,606	3,304	-		-		3,304
Contributed surplus	813	583	-		-		583
Shareholders' equity	21,579	15,478	-		1		15,479
Total liabilities, temporary equity, and shareholders' equity	$30,892	$22,157	$-		$1		$22,158

For the Three Months Ended March 31, 2026

	Historical
	Cathedra	Cathedra	Adjustments		Adjustments		Cathedra
	in IFRS CAD	in IFRS USD	Reclassification		in GAAP USD		in GAAP USD
Revenues:		3.B	3.C		3.C
Total revenues	$3,654	$2,662	$-		$1	3.C.8	$2,663
Operating costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown below)	3,545	2,583	-		-		2,583
General and administrative	2,678	1,951	-		-		1,951

Depreciation and amortization	485	353	-		-		353
Change in fair value of digital currencies	(4)	(3)	-		73	3.C.5	70
Total operating expenses	6,704	4,884	-		73		4,957
Loss from operations	(3,050)	(2,222)	-		(72)		(2,294)
Other income (expense):
Investment gain	-	-	66	3.C.7	-		66
Foreign exchange gain (loss)	710	517	-		(542)	3.C.4	(25)
Interest expense	(68)	(49)	-		-		(49)
Unrealized gain on investment	91	66	(66)	3.C.7	-		-
Net (loss) income before taxes	(2,317)	(1,688)	-		(614)		(2,302)
Provision for income taxes	89	65	-		-		65
Net (loss) from continuing operations	$(2,406)	$(1,753)	-		$(614)		$(2,367)

Basic and diluted net loss per common share	$(0.08)	$(0.06)					$(0.08)
Weighted average number of common shares outstanding - basic and diluted	29,381,662	29,381,662					29,381,662

For the Year Ended December 31, 2025

	Historical
	Cathedra in IFRS	Cathedra in IFRS	Adjustments		Adjustments to		Cathedra in GAAP
	CAD	USD	Reclassification		GAAP		USD
Revenues:		3.B	3.C		3.C
Total revenues	$21,194	$15,143	-		$(109)	3.C.8	$15,034
Operating costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown below)	16,047	11,476	-		-		11,476
General and administrative	7,331	5,246	-		-		5,246
Depreciation and amortization	4,784	3,421	-		-		3,421
Impairment of goodwill and other assets	-	-	855	3.C.6	-		855
Change in fair value of digital currencies	(5)	(1)			(1,191)	3.C.5	(1,192)
Total operating expenses	28,157	20,142	855		(1,191)		19,806
Loss from operations	(6,963)	(4,999)	(855)		1,082		(4,772)
Other income (expense):
Investment gain	75	54	88	3.C.7	-		142
Foreign exchange gain (loss)	(2,228)	(1,587	-		1,595	3.C.4	8
Interest expense	(672)	(479)	-		-		(479)
Impairment of goodwill	(1,172)	(855)	855	3.C.6	-		-
Unrealized gain on investment	120	88	(88)	3.C.7	-		-
Gain on disposal of subsidiary	167	117	-		-		117
Gain on settlement of debt	693	495	-		-		495
Net (loss) income before taxes	(9,980)	(7,166)	-		2,677		(4,489)
Provision for income taxes	-	-			-		-
Net (loss) from continuing operations	$(9,980)	$(7,166)	$-		$2,677		$(4,489)

Basic and diluted net loss per common share	$(0.34)	$(0.25)					$(0.15)
Weighted average number of common shares outstanding - basic and diluted	29,091,882	29,091,882					29,091,882

Adjustments herein represent the alignment of the accounting policies and reclassifications, including the following:

1.	Adjustment to record the fair value of digital currencies measured using the period-end closing price rather than as an intangible asset with an indefinite useful life initially measured at cost, and subsequently measured under the revaluation model to conform to Sphere's accounting policy;

2.	Reclassification to present costs of infrastructure within property plant and equipment rather than other non-current assets to conform to Sphere's accounting policy;

3.	Reclassification of amounts within accounts payable, accrued expenses and due to related parties to conform to Sphere's balance sheet presentation;

4.	Adjustment to present cumulative translation adjustments within accumulated other comprehensive loss rather than accumulated deficit and other income (expense) to conform to Sphere's accounting policy;

5.	Adjustment to present the changes in fair market value of digital currencies within operating expenses and accumulated deficit rather than other comprehensive loss and accumulated other comprehensive loss to conform to Sphere's accounting policy;

6.	Reclassification of impairment of goodwill from other income (expense) to total operating expenses to conform to Sphere's accounting policy;

7.	Reclassification of unrealized gain on investment to investment gain to conform to Sphere's accounting policy; and

8.	Revenue adjustment to measure the contract consideration at fair value at contract inception based on the Bitcoin spot price at the beginning of the day, with a corresponding increase to net loss from continuing operations rather than the spot price on the date of receipt to conform to Sphere's accounting policy.

D.	The adjustment reflects the elimination of related party prepaid, deposits, customer liabilities, and intra-entity transactions between Sphere and Cathedra upon consummation of the Arrangement.

E.	The adjustment reflects the elimination of Cathedra's shareholders' equity, which consists of Cathedra shares, reserves, contributed surplus and accumulated deficit, which will be eliminated upon consolidation.

F.	Sphere and Cathedra incurred acquisition-related transaction costs of approximately $3.4 million, comprised of professional, legal and accounting fees of $2.4 million, and $1.0 million in strategic advisory fees related to the Arrangement. These costs will not affect Sphere's combined statement of operations beyond 12 months after the acquisition date.

The adjustment for the three-months ended March 31, 2026 excludes the non-recurring acquisition-related transaction costs that are reflected in the acquisition cost adjustment for the year ended December 31, 2025.

G.	The adjustment reflects a transaction bonus issued by Sphere in connection within the consummation of the Arrangement (this adjustment is considered to be a one-time charge and is not expected to recur).

H.	The adjustment reflects Sphere restricted stock units that accelerate in accordance with the terms of the applicable equity plans (this adjustment is considered to be a one-time charge and is not expected to recur).

The adjustment for the three-months ended March 31, 2026 excludes the expense related to the restricted stock units that accelerated upon completion of the Arrangement and reflected in the adjustment for the year ended December 31, 2025.

I.	As of May 29, 2026, approximately 2.9 million Cathedra restricted stock units ("Cathedra RSUs") were issued and outstanding. Certain Cathedra RSUs were exchanged for restricted share units to acquire Sphere Common Shares (the "Replacement RSUs") with the remaining Cathedra RSUs accelerated in accordance with their terms at the closing of the Arrangement. As a result, Sphere issued Replacement RSUs to acquire 178,073 Sphere Common Shares to one Cathedra RSU holder. The fair value of the Replacement RSU has been determined to be approximately $0.3 million using the closing stock price on May 29, 2026. The fair value of the Cathedra RSUs that accelerated in accordance with their terms at the closing of the Arrangement was approximately $0.3 million, which represents the fair-value-measure of the vested portion of the Cathedra RSUs and is considered part of the consideration. The Replacement RSUs of $0.3 million are treated as a post-combination expense and will be recognized over the remaining 2.4 years post combination service period. Approximately $0.1 million post-acquisition share-based compensation is reflected in the Unaudited Pro Forma Statement of Operations for the year ended December 31, 2025.

J.	Shares used in computing basic and diluted net loss per share as if the Arrangement had occurred on January 1, 2025 are as follows:

(in thousands, except share and per share data)	Three Months Ended March 31, 2026
Numerator (basic and diluted)
Pro forma net loss from continuing operations	$(5,199)

Denominator (basic and diluted)
Historical weighted-average shares outstanding	3,480,663
Shares of Sphere Common Shares as consideration transferred	2,227,227
Cathedra's equity awards converted to Sphere Common Shares	178,073
Sphere's equity awards converted to Sphere Common Shares	435,184
Total weighted average shares outstanding (basic and diluted)	6,321,147

Pro forma loss per share
Basic and diluted	$(0.82)

(in thousands, except share and per share data)	Year Ended December 31, 2025
Numerator (basic and diluted)
Pro forma net loss from continuing operations	$(30,789)

Denominator (basic and diluted)
Historical weighted-average shares outstanding	2,914,607
Shares of Sphere Common Shares as consideration transferred	2,227,227
Cathedra's equity awards converted to Sphere Common Shares	178,073
Sphere's equity awards converted to Sphere Common Shares	435,184
Total weighted average shares outstanding (basic and diluted)	5,755,091

Pro forma loss per share
Basic and diluted	$(5.35)

A net loss cannot be diluted. When a company is in a net loss position, basic and diluted loss per share are the same.

The computation of pro forma diluted weighted-average shares outstanding excludes the following:

Three Months Ended March 31, 2026
Series H Preferred Shares Common Share Equivalents	2,300
Series I Shares Common Share Equivalents	1,387,117
Sphere Options	48,551
Sphere Warrants and Cathedra Replacement Warrants	1,440,401
Sphere RSUs and Cathedra Replacement RSU	396,704

Year Ended December 31, 2025
Series H Preferred Shares Common Share Equivalents	2,300
Series I Shares Common Share Equivalents	1,387,117
Sphere Options	56,586
Sphere Warrants and Cathedra Replacement Warrants	1,440,401
Sphere RSUs and Cathedra Replacement RSU	357,238